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                                                                      EXHIBIT 11



                             J. RAY MCDERMOTT, S.A.
                            CALCULATION OF EARNINGS
                     PER COMMON AND COMMON EQUIVALENT SHARE
                                  (Unaudited)
              (In thousands, except shares and per share amounts)

                           PRIMARY AND FULLY DILUTED



                                                                                         THREE
                                                                                      MONTHS ENDED
                                                                            6/30/96                6/30/95
                                                                            -------                -------
Net income                                                            $         12,433        $         3,267

Less dividend requirements of preferred stocks                                  (1,800)                (2,056)
- -------------------------------------------------------------------------------------------------------------

Net income for primary computation                                    $         10,633        $         1,211
=============================================================================================================


Weighted average number of common
    shares outstanding during the period                                    40,218,752             38,777,732

Common stock equivalents of stock options
    based on "treasury stock" method                                           465,600                570,661
- -------------------------------------------------------------------------------------------------------------


Weighted average number of common
    and common equivalent shares
    outstanding during the period                                           40,684,352             39,348,393
=============================================================================================================


Earnings per common and
    common equivalent share: (1)                                      $           0.26        $          0.03
=============================================================================================================


(1) Earnings per common and common equivalent share assuming full dilution are the same for the period presented.





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